Exhibit 99.1

PRESS RELEASE

For Immediate Release

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
727-499-1717	727-499-1717

JAGGED PEAK REDESIGNS CONSTRUCT CORPS INC. INTERNET PRESENCE

CLEARWATER, Fla. – July 17, 2006 -Jagged Peak, Inc. (OTC Bulletin Board: JGPK), is ready to bring in the heavy machinery for client, and highly specialized staffing firm, Construct Corps, LLC.

Jagged Peak, a global provider of e-Fulfillment, CRM Execution, and Enterprise Demand Management solutions, proudly announces a full reconstruction of Construct Corps’ Web portal, including an e-commerce component serving both employees and customers.

Jagged Peak’s efforts include extensive online marketing support, a full site redesign, and an implementation of an e-commerce solution that broadens Construct Corps’ reach and effectiveness in serving its core audience: the construction industry.

Using Jagged Peak’s flagship product EDGE (Enterprise Dynamic Global Engine), Construct Corps’ fully revamped e-commerce Website will more effectively allow the firm to capture new business while solidifying existing customer relationships.

Paul Demirdjian, Chief Executive Officer, says “We are pleased to assist Construct Corps in this development. As a rapidly growing company in an industry that competes for skilled and reliable labor, they must have access to every electronic tool available to fully serve and respond to the rapidly changing market.”

Scott Tashkin, Construct Corps President, “We hire and provide highly skilled tradespeople across the spectrum of construction specialties. With an enhanced Website and the ability to manage our company via the Internet, we will be able to take our service, and company, to the next level.”

Established in 2000, Orlando-based Construct Corps is a full-service staffing company for the construction industry. Providing high quality, skilled tradespeople, the company is capable of serving projects nationwide.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTC Bulletin Board: JGPK) is a global provider of Enterprise demand management, CRM execution and e-Fulfillment solutions and services. The Company’s flagship product, EDGE (Enterprise Dynamic Global Engine), is a completely web-based software application that enables companies to control and coordinate distributed orders, inventory, and fulfillment across multiple customers, suppliers, employees, and partners in real-time. Jagged Peak serves a growing list of global clients in multiple industry segments, including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest-growing technology companies for four consecutive years (2001-2004).

About Construct Corps

Founded in 2000, Construct Corps is a construction staffing firm that specializes in providing high quality, skilled tradespeople nationwide on a temporary basis to commercial, industrial, and residential construction contractors. It originally started in Orlando Fl., and has since established multiple offices throughout Florida, Georgia, Virginia, Colorado, and North Carolina. Construct Corps has the ability to mobilize traveling crews on short notice nationwide, providing contractors the flexibility to take on projects wherever they may be. Construct Corps is well positioned to partner with companies that struggle to meet the challenges of a changing workforce, new legislation and high demand for skilled tradespeople.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 30, 2005

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